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                                                               EXHIBIT (a)(1)(E)


                           DELTA GALIL INDUSTRIES LTD.

                        ORDINARY SHARE FORM OF ACCEPTANCE

                                  For use by a
                      Holder of Registered Ordinary Shares
        In accordance with Securities Registrations (Tender Offers), 2000
                               Companies Law, 1999
                             of the State of Israel

TO:  DELTA GALIL INDUSTRIES LTD. (the "Company")

Re:  Ordinary Shares of the Company

WHEREAS, in accordance with the Offer to Purchase dated November 25, 2002, (the "Offer to Purchase") the Company offered to purchase shares of the Company, not owned by the Company or its wholly owned subsidiary, as more fully described in the Offer to Purchase, and

WHEREAS, I am the owner of ________ ordinary shares of the Company, par value NIS 1.00 per share, numbered ________ through _________ inclusive (the "Shares") registered in the name ___________________, and I would like to respond to the tender offer described in the Offer to Purchase.

Notice is hereby given of acceptance by a registered holder and of the obligation to transfer the above described Shares by the Share Transfer Deed attached hereto, subject to the terms and conditions of the tender offer.

Check one:

[ ]  The Shares are held by the undersigned.

[ ] The Shares are held pursuant to a notarized power of attorney from __________, the registered holders of the Shares, which was presented to the Israeli Receiving Agent, a notarized copy of which is attached hereto.

I hereby declare and represent that the Shares are free of any lien, obligation or right for the benefit of any third party on the date of this Form of Acceptance and that the Shares will continue to be so on the date of transfer to the offeror.

The Purchase Price will be paid in
(check one)
                 [ ] U.S. Dollars

                 [ ] New Israeli Shekels in accordance with the representative
                     U.S. dollars/NIS exchange rate as published by the Bank of Israel in effect on the payment date.

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The Purchase Price is to be paid for the Shares to:

Account No. ___________________
Name on Account _______________
Name of Bank __________________
Branch ________________________
Branch No. ____________________


I am aware that the accuracy of my declaration above are basic representations on which the offeror is basing its purchase of the Shares and the payment for the Shares.

Attached is a Share Transfer Deed for certificate no. ___________________

____________________________________
Full Name of the Holder or Attorney-in-fact

____________________________
I.D. No.

____________________________
Signature

______________________
Date


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                  THE ISRAELI RECEIVING AGENT FOR THE OFFER IS:

                      ISRAEL BROKERAGE AND INVESTMENTS IBI LTD.
                               9 Ahad Ha'am Street
                                 Tel Aviv 65251 Israel
                           Telephone: (972-3) 519-3414
                           Facsimile: (972-3) 517-5414


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                               SHARE TRANSFER DEED
                               -------------------


I/We the undersigned _____________________, _____________________________
                            (Name)              I.D. No. or Company No.

from ___________________, (the "Transferor") hereby transfers to the Transferee

___________________ Ordinary shares par value NIS 1.00 per share, numbered

___________ through ___________ inclusive, as represented by certificate(s) no.

______________ (and _________________) of Delta Galil Industries Ltd., for the

benefit of the Transferor, its representatives and its transferees, in accordance with the conditions under which I/We hold the Shares on the date hereof. The Transferee hereby accepts the transfer of the Shares pursuant to all of the  aforementioned conditions. IN WITNESS WHEREOF, we have signed this

Deed on the dates written below.


______________________                      _______________________   ________
Transferor Signature                        WITNESS                     Date
                                            (Name & Signature)




______________________                      ______________________   _________
Transferee Signature                        WITNESS                    Date
                                            (Name & Signature)